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THIS AGREEMENT made 1st of July 2002

BETWEEN:

(1) Hugo International Telecom, Inc. whose registered office is at 1013 Centre Road, City of Wilmington, County of Newcastle, Delaware 19805-1297 ("the Company") and

(2) David William Foden ("the Director")

NOW IT IS AGREED that the Company will employ the Director and the Director will serve the Company as Chief Executive Officer of the Company on the following terms and conditions:

1.       Definitions and Interpretation

In this agreement:

1.1 "the Board" means the board of directors for the time being of the Company;

1.2 "Business" means the development, marketing, sale or other supply by the Company or any Subsidiary and the provision by the Company or by any Subsidiary throughout the Territory of:

1.3 "Confidential Information" means information relating to the Business (including but without limitation details of customers or potential customers products services product suppliers services suppliers and prices and also including but without limitation details of actual or potential trading partners) affairs and finances of the Company or any Subsidiary for the time being confidential to it (or to them) and trade secrets (including without limitation technical data source code object code designs software designs product specifications software specifications and know-how) relating to the Business or to any of the suppliers clients or customers of the Company or any Subsidiary;

1.4 "Incapacity" means any illness or other like cause incapacitating the Director from attending to his duties;

1.5 "Intellectual Property" includes letters patent trade marks whether registered or unregistered registered or unregistered designs utility models copyrights including design copyrights applications for any of the foregoing and the right to apply for them in any part of the world discoveries creations inventions or improvements upon or additions to an invention confidential information know-how and any research effort relating to any of the above mentioned business names whether register able or not moral rights and any similar rights in any country;

1.6 Network services," means any wireless network or service offered over a wireless network.



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1.7   Software" means all formats (including (but without limitation) the electronic and paper formats) of the object code and source code versions (including but without limitation all drafts of them)

1.8   "Subsidiary" means a subsidiary (as defined by the Companies Act 1985
      Section 736) for the time being of the Company;

1.9   "Territory" means the World;

1.10 Unless the context otherwise requires words importing one gender include all other genders and words importing the singular include the plural and vice versa;

1.11 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it;

1.12 The clause headings do not form part of this agreement and shall not be taken into account in its construction or interpretation;

1.13 Any reference to the Director shall if appropriate include his personal representatives; and

1.14 references in this agreement to any clause sub-clause schedule or paragraph without further designation shall be construed as references to the clause sub-clause schedule or paragraph of this agreement so numbered.

2.    Appointment and Term of Employment


2.1 The Company appoints the Director and the Director agrees to act as Chief Executive Officer of the Company or in such other capacity as the Company from time to time reasonably directs on the terms of this agreement.

2.2 The employment of the Director shall be deemed to have commenced on 1st July 2002 for the purposes of this agreement. The company recognises that the directors employment with the Hugo International Ltd commenced on the 22nd October 1992 and that all rights to continuation of service should accrue to this agreement and survive this agreement This agreement shall continue for the period of at least 36 months following the date of this agreement and thereafter on 6 monthly rolling basis and is subject to termination by either party giving to the other 6 (six) months' notice in writing and as provided below.

2.3 The company shall have the discretion to terminate the Director's employment lawfully without any notice or on notice not less than that required by clause 2.2 by paying the Director a lump sum equal to US$6,000,000 (six million dollars) plus salary for that part of the period of notice in clause 2.2 which the Company has not given to the Director less any appropriate tax and other statutory deductions. Should the Company exercise its discretion to terminate in this way the lump sum of US$6,000,000 (six million dollars) will be payable immediately on notice of termination. All of the Director's post termination obligations



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      contained in this agreement in particular the confidentiality provisions and restrictive covenants in clauses 12 shall remain in full force and effect.

3.    Duties

3.1   The Director shall during his employment under this agreement:

      3.1.1 perform the duties and exercise the powers which the Board may from time to time properly assign or delegate to him in connection with the business of the Company and the business of any one or more of its Subsidiaries (including performing duties as requested by the Board from time to time by serving on the board of such Subsidiaries or by any other Director body or any committee of such a company);

      3.1.2 subject to directions from the Board and subject to the duties and powers from time to time assigned or delegated to him by the Board and subject always to the memorandum and articles of association of the Company have the general control and responsibility for the management of the business of the Company; and

      3.1.3 do all in his power to promote develop and extend the business of the Company and of its Subsidiaries and at all times and in all respects conform to and comply with the proper and reasonable direction and regulations of the Board.

3.2 At any time during any period of notice of termination (whether given by the Company or the Director) the Company shall have the right in its absolute discretion to assign reduced or alternative duties or no duties at all to the Director and shall be entitled to require the Director to act at the direction of the Company including the right to exclude the Director from its premises and/or remove him from any or all offices held by him in the Company or any Subsidiary and/or prevent the Director from discussing its affairs with the Company's employees agents clients or customers. If the Company exercises its rights under this clause the Director's entitlement to salary and other contractual benefits shall continue subject always to the relevant scheme or policy relating to such benefits. For the avoidance of doubt at all times during such period the Director shall continue to be bound by the same obligations to the Company as were owed prior to the commencement of the notice period.

3.3 The Director shall carry out his duties and exercise his powers jointly with any other managing or executive director appointed by the Board to act jointly with him.

4.    Place of Work

The Director's normal place of work shall be 6 Waterside Drive Langley Business Park Langley Slough SL3 6EZ but the Director shall work in any place within a radius of 60 miles of such address which the Board may require for the proper performance and exercise of his duties and powers and he may be required to travel on the business of the Company or any of its Subsidiaries anywhere within the Territory.



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5.    Salary

The Director shall be paid a salary (which shall accrue from day to day) at the rate of (pound)132,000.00 per year (or such other rate as the parties may from time to time agree) including (pound)12,000 per year for the purchase and maintenance of a vehicle and of any directors' fees payable to him under the articles of association of the Company and of any Subsidiaries of which he is from time to time a director payable in arrears by equal monthly instalments on or about the 25th day of every month. The director will be entitled to a profit related bonus equivalent to 15% of the audited gross profit figure paid annually. For the avoidance of doubt the gross profit will be calculated before finance charges, tax, insurances, goodwill, depreciation and any exceptional items that are not performance related are taken into account.

6.    Pensions Scheme

The Director shall be entitled to join the Company's stakeholder pension scheme from time to time in force.

7.    Expenses

The Company shall reimburse the Director:

7.1 all reasonable travelling hotel and other expenses wholly exclusively and necessarily incurred by him in or about the performance of his duties under this agreement; and

7.2 expenses for the use by the Director of his own motor vehicle in or about the performance of his duties under this agreement, including at a rate per mile for each mile the Director so uses his own motor vehicle which is specified from time to time in the Fixed Profit Car Scheme (or other such scheme or arrangement as may replace the same) for the type of motor vehicle used by the Director

PROVIDED that the Director if so required by the Company provides reasonable evidence of the expenditure in respect of which he claims reimbursement.

8.    Holidays

The Director shall (in addition to the usual public and bank holidays) be entitled to not less than 30 days' holiday in each year to be taken at a time or times convenient to the Company.

9.    Illness

9.1 The Director shall continue to be paid during any period or periods of absence due to Incapacity (such payment to be inclusive of any statutory sick pay or social security benefits to which he may be entitled) for a total of up to 17 weeks in any 52 consecutive week periods.




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9.2   Thereafter the Director shall continue to be paid salary only at the discretion of the Company and if such absence shall aggregate in all 26 weeks in any 52 consecutive weeks the Company may terminate the employment of the Director forthwith by notice under clause 14.1.9 below given on a date not more than 28 days after the end of the 26th week.

10.   Time and Attention


During the continuance of his employment under this agreement the Director shall unless prevented by Incapacity devote his whole time and attention to the business of the Company and shall not engage in any other business unless with the prior consent of the Board. PROVIDED that nothing in this clause shall preclude the Director from holding or being otherwise interested in any shares in any company provided that the business of each such company shall not be of a similar nature to or competitive with the Business.

11.   Intellectual Property

11.1 The parties foresee that the Director may make discover or create Intellectual Property in the course of his duties under this agreement and agree that in this respect the Director has a special obligation to further the interests of the Company.

11.2 Subject to the provisions of the Patents Act 1977 and the Copyright, Designs and Patents Act 1988 if at any time during his employment under this agreement the Director makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by the Company or any of its Subsidiaries full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Director shall give and supply all such information data drawings and assistance as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

11.3 The Director irrevocably appoints the Company to be his attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

11.4 If the Intellectual Property is not the property of the Company the Company shall subject to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee the



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      Director's rights in the Intellectual Property within 3 months after disclosure pursuant to clause 11.2 above on fair and reasonable terms to be agreed or settled by a single arbitrator.

11.5 Rights and obligations under this clause shall continue in force after termination of this agreement in respect of Intellectual Property made during the Director's employment under this agreement and shall be binding upon his representatives.

12.   Confidentiality

12.1 The Director is aware that in the course of employment under this agreement he will have access to and be entrusted with Confidential Information all of which information is or may be confidential

12.2 The Director shall not save as authorised by the Board (and save as he may be required by law) during or at any time after the period of his employment under this agreement divulge to any person whatever or otherwise make use of (and shall use his best endeavours to prevent the publication or disclosure of) any Confidential Information.

12.3 All notes memoranda documents or other thing (whether or not the same shall be in an electronic format) concerning the business of the Company and its Subsidiaries or any of its or their suppliers agents distributors or customers which shall be acquired received or made by the Director during the course of his employment shall be the property of the Company and shall be surrendered by the Director to the Company at the termination of his employment or at the request of the Board at any time during the course of his employment.

12.4 The Director shall comply with the terms of any agreement or other arrangement relating to confidentiality or secrecy, which the Company or any Subsidiary shall reach or enter in to with any other third party.

13.   Termination of Directorship


The employment of the Director under this agreement shall terminate automatically in the event of his ceasing to be a director of the Company and in that event the Director shall have a claim for removal as expressed in clause
2.3 for the following:

13.1 By reason of his not being re-elected as a director of the Company at the annual general meeting of the Company held next after the commencement of his employment; or

13.2 By reason of his not being re-elected as a director of the Company at any annual general meeting of the Company at which he is to retire by rotation; or

13.3 By virtue of a resolution passed by the members of the Company in general meeting to remove him as a director and at the time of such failure to re-elect or of such removal the Company shall not be otherwise entitled to determine his employment under this agreement.



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14.   Summary Termination of Employment

14.1  The employment of the Director may be terminated summary provided clause
      2.3 is invoked for any of :

      14.1.1 if the Director is guilty of any gross default or misconduct in connection with or affecting the business of the Company or any Subsidiary to which he is required by this agreement to render services; or

      14.1.2 if the Director becomes bankrupt or makes any composition or enters into any arrangement with his creditors; or

      14.1.5 if the Director is convicted of any arrest able criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); or

      14.1.6 if the Director is guilty of any fraud dishonesty or conduct tending to bring himself the Company or any Associated Company into disrepute; or

      14.1.7 if the Director is disqualified from holding office in another company in which he is concerned or interested because of wrongful trading under the Insolvency Act 1986; or

      14.1.8 if the Director is convicted of an offence under the Criminal Justice Act 1993 Pt V or under any other present or future statutory enactment or regulations relating to insider dealings; or

      14.1.9 if the Director shall be unable by reason of Incapacity to perform his duties under this agreement for an aggregate period of or exceeding 26 weeks in any 52 consecutive weeks notwithstanding the existence of any private or permanent health insurance scheme operated by the Company for the benefit of the Director.

14.2 If the Company believes that it may be entitled to terminate the Director's employment whether pursuant to clause 14.1 or otherwise it shall be entitled (but without prejudice to its right subsequently to terminate the employment on the same or any other ground) to suspend the Director on full pay or without pay for so long as it sees fit provided that such period of suspension does not exceed one month.

15.   Resignation from Directorship

The director may give notice as per clause 2.2. In this case the Director will be entitled to a lump sum of US$6,000,000 (six million dollars) payable by the company 15 working days from the day the director submitted his notice by whatever means. In this case the company may determine

15.1 That the Director shall immediately resign from office as a director of the Company and from such offices held by him in any Subsidiaries as may be so requested providing the lump sum referred to in clause 15 is placed into an acceptable escrow account and irrevocably payable to the director as per clause 15, in the event of his failure to do so and provided the Company



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      has complied with clause 15 it is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and to each of the Subsidiaries of which the Director is at the material time a director or other officer on the day of appointment.


15.2 The Director shall not without the consent of the Company at any time thereafter represent himself still to be connected with the Company or any of the Subsidiaries.



16.   Reconstruction or Amalgamation

If the employment of the Director under this agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Director is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this agreement then the Director shall have no claim against the Company in respect of the termination of his employment under this agreement.

17.      Non-solicitation

The Director covenants with the Company that he will not for the period of 1 year immediately following the termination of his employment under this agreement in connection with the carrying on of any business in competition with the Business on his own behalf or on behalf of any person firm or company directly or indirectly:

17.1 seek to procure orders from or do business with any person firm or company who has at any time during the year immediately preceding such termination and to the knowledge of the Director been a customer or client of the Company or any Subsidiary; or

17.2 endeavour to entice away from the Company any employee who has at any time during the 1 year immediately preceding such termination been employed or engaged by the Company or any Subsidiary; or

PROVIDED that nothing in this clause shall prohibit the seeking or procuring of orders or the doing of business not relating or similar to the business or businesses described above.

18.   Non-competition

The Director covenants with the Company that he will not within the Territory and for the period of 1 year immediately following the termination of his employment under this agreement either alone or jointly with or as manager agent consultant or employee of any person firm or company directly or indirectly carry on or be engaged in any activity or business which shall be in competition with the Business.



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19.   Notices

Notices may be given by either party by letter addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Director) his last known address and any notice given by letter shall be deemed to have been given at any time at which the letter would be delivered in the ordinary course of post or if delivered by hand upon delivery and in proving service by post it shall be sufficient to prove that the notice was properly addressed and posted.

20.   Particulars of employment

The schedule to this agreement sets out such of the particulars of the Director's employment with the Company in accordance with the requirements of the Employment Rights Act 1996.

21.   Miscellaneous

21.1 This agreement is governed by and shall be construed in accordance with the laws of England

21.2 The parties to this agreement submit to the non-exclusive jurisdiction of the English courts

21.3 This agreement contains the entire understanding between the parties and supersedes all previous agreements and arrangements (if any) relating to the employment of the Director by the Company (which shall be deemed to have been terminated by mutual consent)

21.4 On termination of this agreement the Company may deduct from any sums then owing from it to the Director by way of salary or otherwise any sums owing from him to it.











AS WITNESS signed on behalf of the Company and signed by the Director the day and year first above written



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                                    SCHEDULE

1. Commencement of continuous employment The Director's period of continuous, employment began on 22 October 1992

2. Collective agreements There are no collective agreements, which directly affect the terms and conditions of the Director's employment

3.    Hours of work

The Director shall work such hours as are reasonably necessary for the full and proper performance of his duties under this agreement. There are no normal hours of work.

4.    Required information

The following information is supplied pursuant to the Employment Right Act 1996 and reflects the Company's current practice:

4.1 Disciplinary rules and procedure: as a small company the Company has no formal disciplinary rules or procedure. The Company in any event will deal with any disciplinary or grievance matter fairly. As part of your duties you will oversee the creation of disciplinary rules and a grievance procedure for the Company.

4.2   Grievance procedure: see under 4.1 above

4.3   Appeals procedure: see under 4.1 above

4.4 A contracting-out certificate is not in force in respect of this employment





SIGNED by........................ Name:...................... Position: Director

For and on behalf Hugo International, Inc.                     Date:


SIGNED by........................ Name:...................... Position: Director

For and on behalf Hugo International, Inc.                     Date:


SIGNED by........................ Name:....................... Date:




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